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Exhibit 5.2

AUDITORS' REPORT TO THE DIRECTORS

        We have audited the Consolidated Balance Sheet of The Toronto-Dominion Bank as at October 31, 2005 and the Consolidated Statements of Income, Changes in Shareholders' Equity and Cash Flows for each of the years in the two year period ended October 31, 2005. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the Consolidated Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these Consolidated Financial Statements present fairly, in all material respects, the financial position of the Bank as at October 31, 2005 and the results of its operations and its cash flows for each of the years in the two year period ended October 31, 2005 in accordance with Canadian generally accepted accounting principles.

/s/ ERNST & YOUNG LLP Chartered Accountants	/s/ PRICEWATERHOUSECOOPERS LLP Chartered Accountants
Toronto, Canada November 22, 2005	Toronto, Canada November 22, 2005

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 and related short form base shelf prospectus of The Toronto-Dominion Bank for the registration of its Debt Securities (Subordinated Indebtedness), Common Shares, Class A First Preferred Shares, and Warrants to purchase Preferred Shares of our report dated November 22, 2005 to the directors of the Bank on the Consolidated Balance Sheet of The Toronto-Dominion Bank as at October 31, 2005 and the Consolidated Statements of Income, Changes in Shareholders' Equity and Cash Flows for each of the years in the two year period ended October 31, 2005 included in its Annual Report (Form 40-F) for the year ended October 31, 2006 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement and related prospectus referred to above.

/s/ ERNST & YOUNG LLP	/s/ PRICEWATERHOUSECOOPERS LLP
February 1, 2007 Toronto, Canada	February 1, 2007 Toronto, Canada

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AUDITORS' REPORT TO THE DIRECTORS